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                                                                  EXHIBIT 21(a)



                          SUBSIDIARIES OF THE COMPANY



Name of Subsidiary                                                                   State of Organization
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
Bugaboo Creek Steak House, Inc..................................................     Delaware(1)
Bugaboo Investments, Inc........................................................     Delaware
RARE Capital, Inc...............................................................     Delaware
WHIP Pooling Corporation........................................................     Georgia
Longhorn Steaks, Inc. ..........................................................     Georgia
Buckeye Steak Ventures .........................................................     Georgia
Carolina Steakhouse Ventures ...................................................     Georgia
Gold Coast Restaurant Group ....................................................     Georgia
LSI-Elias Partners .............................................................     Florida
LSI-Elias Partners II ..........................................................     Florida
LSI-Elias Partners III..........................................................     Georgia
RMA-LSI Joint Venture...........................................................     Georgia
11102 Causeway Blvd. Limited Partnership........................................     Georgia
13701 S. Tamiami Trail Limited Partnership......................................     Florida
15135 N. Kendall Drive Limited Partnership......................................     Florida
153 Huffman Road Limited Partnership............................................     Georgia
16641 Statesville Road Limited Partnership......................................     Georgia
171 Harbison Boulevard Limited Partnership......................................     Georgia
17211 S. Park Center Limited Partnership........................................     Georgia
2176 Tyrone Boulevard ..........................................................     Georgia
2260 University Limited ........................................................     Florida
2901 Federal Highway Limited Partnership .......................................     Georgia
34863 Emerald Coast Parkway Limited Partnership ................................     Georgia
505 North Congress, Ltd. .......................................................     Florida
5375 East Bay Limited Partnership ..............................................     Georgia
5440 Fruitville Road Limited Partnership .......................................     Georgia
6035 Blazer Limited Partnership ................................................     Georgia
6201 Airport Blvd. Limited Partnership .........................................     Georgia
6225 North Andrews Avenue Limited Partnership ..................................     Florida
719 Northside Drive East Limited Partnership ...................................     Georgia
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         (1) Bugaboo Creek Steak House, Inc. has 39 wholly owned subsidiaries that carry on the business of owning and operating restaurants in the United
States, the names of which are not listed in this exhibit.